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                               INVESTMENT AGREEMENT

                          dated as of February 28, 1997

                                  by and among

                                  NETMED, INC.,

                               CERAMPHYSICS, INC., AND

                           CERAM OXYGEN TECHNOLOGIES, INC.


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                                TABLE OF CONTENTS

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                                    ARTICLE I
                                  DEFINED TERMS

                                   ARTICLE II
                               PURCHASE OF SHARES

     Section 2.1   Purchase and Sale. . . . . . . . . . . . . .       2
     Section 2.2.  Payment. . . . . . . . . . . . . . . . . . .       2
     Section 2.3.  License Fee  . . . . . . . . . . . . . . . .       2

                                   ARTICLE III
                              LOANS TO THE COMPANY

     Section 3.1.  Loans. . . . . . . . . . . . . . . . . . . .       2
     Section 3.2.  Interest . . . . . . . . . . . . . . . . . .       2
     Section 3.3.  Evidence of the Loan and Terms of Payment. .       3
     Section 3.4.  Prepayment . . . . . . . . . . . . . . . . .       3
     Section 3.5.  Security . . . . . . . . . . . . . . . . . .       3
     Section 3.6.  Limited Guaranty of CPI. . . . . . . . . . .       3

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND CPI

     Section 4.1.  Corporate Existence. . . . . . . . . . . . .       3
     Section 4.2.  Power and Authority. . . . . . . . . . . . .       4
     Section 4.3.  Absence of Undisclosed Liabilities . . . . .       4
     Section 4.4.  Subsidiaries . . . . . . . . . . . . . . . .       4
     Section 4.5.  Absence of Certain Changes . . . . . . . . .       4
     Section 4.6.  Litigation . . . . . . . . . . . . . . . . .       5
     Section 4.7.  Other Relationships. . . . . . . . . . . . .       5
     Section 4.8.  Licenses; Compliance with Laws, Other
                   Agreements, etc. . . . . . . . . . . . . . .       5
     Section 4.9.  Intellectual Property Rights . . . . . . . .       5
     Section 4.10. Ownership and Status of Stock. . . . . . . .       6
     Section 4.11. Disclosure . . . . . . . . . . . . . . . . .       6
     Section 4.12. Minute Books . . . . . . . . . . . . . . . .       6

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     Section 4.13. Employment Contracts, etc; Certain Material
                   Transactions . . . . . . . . . . . . . . . .       6
     Section 4.14. Contracts and Commitments, etc.. . . . . . .       7


                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

     Section 5.1.  Power and Authority . . . . . . . . . . . . .       7
     Section 5.2.  Purchase for Investment . . . . . . . . . . .       7


                                   ARTICLE VI
                        COVENANTS OF THE COMPANY AND CPI

     Section 6.1.  Development of Prototype. . . . . . . . . . .       8
     Section 6.2.  Use of Loan Proceeds. . . . . . . . . . . . .       8
     Section 6.3.  Accounts and Reports. . . . . . . . . . . . .       8
     Section 6.4.  Compensation of Executive Officers. . . . . .       9
     Section 6.5.  Noncompetition and Proprietary Rights
                   Agreements. . . . . . . . . . . . . . . . . .       9
     Section 6.6.  Observer Rights . . . . . . . . . . . . . . .       9
     Section 6.7.  Liability Insurance . . . . . . . . . . . . .       9
     Section 6.8   Taxes and Assessments . . . . . . . . . . . .       9
     Section 6.9.  Maintenance of Corporate Existence. . . . . .      10
     Section 6.10. Governmental Consents . . . . . . . . . . . .      10
     Section 6.11. Further Assurances. . . . . . . . . . . . . .      10
     Section 6.12. Negative Covenants. . . . . . . . . . . . . .      10
     Section 6.13. Waiver. . . . . . . . . . . . . . . . . . . .      11
     Section 6.14. Termination of Covenants. . . . . . . . . . .      11


                                   ARTICLE VII
                       THE CLOSING AND CLOSING CONDITIONS

     Section 7.1.  Election of Investor to Close . . . . . . . .      11
     Section 7.2.  The Closing . . . . . . . . . . . . . . . . .      11
     Section 7.3.  Conditions of Closing . . . . . . . . . . . .      12
     Section 7.4.  Supporting Documents. . . . . . . . . . . . .      12
     Section 7.5.  Reasonable Satisfaction of Investor . . . . .      13

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                                  ARTICLE VIII
                                EVENTS OF DEFAULT

     Section 8.1.  Nature of Events. . . . . . . . . . . . . . .      13
     Section 8.2.  Default Remedies. . . . . . . . . . . . . . .      14


                                   ARTICLE IX
                                  MISCELLANEOUS

     Section 9.1.  Expenses. . . . . . . . . . . . . . . . . . .      14
     Section 9.2.  Remedies Cumulative . . . . . . . . . . . . .      14
     Section 9.3.  Action for Breach . . . . . . . . . . . . . .      14
     Section 9.4.  Brokerage . . . . . . . . . . . . . . . . . .      14
     Section 9.5.  Severability. . . . . . . . . . . . . . . . .      15
     Section 9.6.  Parties In Interest . . . . . . . . . . . . .      15
     Section 9.7.  Notices . . . . . . . . . . . . . . . . . . .      15
     Section 9.8.  No Waiver . . . . . . . . . . . . . . . . . .      16
     Section 9.9.  Integration . . . . . . . . . . . . . . . . .      16
     Section 9.10. Survival of Agreements etc. . . . . . . . . .      16
     Section 9.11. Construction. . . . . . . . . . . . . . . . .      16
     Section 9.12. Counterparts. . . . . . . . . . . . . . . . .      16
     Section 9.13. Assignment; No Third-Party Beneficiaries. . .      16

     SIGNATURES. . . . . . . . . . . . . . . . . . . . . . . . .      17

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                             INVESTMENT AGREEMENT


     This Agreement is made as of February 28, 1997, among CeramPhysics, Inc., an Ohio corporation ("CPI"), Ceram Oxygen Technologies, Inc., an Ohio corporation ("Company"), and NetMed, Inc., an Ohio corporation ("Investor").

                                     RECITAL

     The Company has been recently formed as a wholly-owned subsidiary of CPI and holds an exclusive license to certain oxygen generation technology from CPI. The Investor is willing, on the terms contained in this Agreement, to advance funds to the Company to finance further development of the technology, and on the conditions set forth herein, to purchase common shares of the Company.

                             STATEMENT OF AGREEMENT

     In consideration of the foregoing, and of their mutual promises contained herein, the parties agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

     The following terms, when used in this Agreement, have the following meanings, unless the context otherwise indicates:

     "Closing" and "Closing Date" mean the consummation of sale and the Investor's purchase of the Common Shares, and the date on which the same occurs.

     "Common Shares" means  the no par value common shares of the Company.

     "License Agreement" means the License Agreement of even date pursuant to which the Technology has been licensed to the Company by CPI.

     "Prototype" means a prototype ceramic honeycomb element incorporating the Technology to be developed by the Company, with the assistance of CPI, using the best available electroding, manifolding, and sealing technology, which will be presented to Investor for testing for suitability for incorporation into medical oxygen generation units to be fabricated by the Company.

     "Shares" means any Common Shares, as the context requires.

     "Technology" means the oxygen generation technology licensed to the Company by CPI pursuant to the terms of the License Agreement.

     Additional defined terms are found in the body of the following text.

     The masculine form of words includes the feminine and the neuter and vice versa, and, unless the context otherwise requires, the singular form of words includes the plural and vice versa. The words "herein," "hereof," "hereunder," and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular section or subsection. All Schedules and Exhibits to this Agreement are incorporated herein by this reference.


                                   ARTICLE II
                               PURCHASE OF SHARES

     Section 2.1. PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, including satisfactory completion of testing of the Prototype as provided in Section 7.1, the Company shall issue and sell to the Investor and the Investor shall purchase from the Company at the Closing ninety-five (95) Shares, for a total purchase price of Two Hundred Thousand Dollars ($200,000) (the "Purchase Price"). The Company and CPI represent and warrant that the number of Common Shares to be issued and sold to Investor shall represent in the aggregate not less than ninety five percent (95%) of the aggregate number of Shares of the Company which will be outstanding immediately following the Closing.

     Section 2.2. PAYMENT. At the Closing, the Company shall issue to the Investor certificates for the Shares, and Investor shall pay the Company the Purchase Price in immediately available U.S. funds.

     Section 2.3. LICENSE FEE. The Company will apply the proceeds of the sale of the Shares to payment of the $200,000 license fee payable to CPI. The license fee shall be paid to CPI at the Closing, and shall not be subject to the security interest granted hereunder.

                                  ARTICLE III
                             LOANS TO THE COMPANY

     Section 3.1. LOANS. Subject to the terms and conditions of this Agreement, Investor will make loans and advances to the Company of up to the sum of Two Hundred Thousand Dollars ($200,000.00) (the "Loan"), upon request of the Company from the date hereof through October 15, 1997 (or such later date as agreed by Investor pursuant to Section 6.1), for the purposes of development of the Prototype. Each request for an advance shall be in writing, and shall be accompanied by invoices and other documentation reasonably requested by Investor establishing application of such advance to pay costs of development of the Prototype. Advances under the Loan shall be made no more frequently than monthly, and once advanced and repaid, shall not be readvanced to the Company.


     Section 3.2. INTEREST. The Company agrees to pay to the Lender interest on the unpaid balance of the Loan as provided in Section 3.3 of this Agreement at a fixed of interest equal to 8.50% per annum. Interest shall be calculated on a 365 day per year basis and shall be based on the actual

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number of days which elapse during the interest calculation period.

     Section 3.3. EVIDENCE OF THE LOAN AND TERMS OF PAYMENT.     The Loan shall
be evidenced by one or more promissory notes in the form of Exhibit 3.3 to this Agreement, or by one or more notes subsequently executed in substitution therefor (the "Note"). Repayment of the Loan and payment of interest shall be made in accordance with the terms of the Note.

     Section 3.4. PREPAYMENT. The Company, if not then in default hereunder, shall have the right to prepay at any time and from time to time before maturity any amount or amounts due to the Investor pursuant to this Agreement or the Note.

     Section 3.5. SECURITY. As security for the Loan, the Company hereby grants to the Investor a first security interest in all its accounts, inventory, equipment, fixtures and other tangible or intangible personal property of every kind and description (including its rights under the License Agreement), whether now owned or hereafter acquired or created by the Company, and the proceeds thereof. At the request of the Investor, the Company shall authorize and cause to be executed any and all documents which the Investor shall require in order to evidence or perfect such security interest.

     Section 3.6 LIMITED GUARANTY OF CPI. As additional inducement for Investor to make the Loan, CPI hereby unconditionally guarantees the prompt and full payment to Investor when due, whether by acceleration or otherwise, of the principal amount of the Loan, together with interest, late charges, collection costs, attorneys' fees and the like, as provided for in the Note; PROVIDED, HOWEVER, that CPI shall be required to satisfy such guaranty obligation only to the extent of funds which it or the Company may receive as a result of grants for the purpose of development of the Technology which are made or guaranteed by any agency or instrumentality of the United States or State of Ohio ("Grants"), and only to the extent that such application of the Grants is permitted by law. To secure such obligation, and to the extent permitted by law the Company and CPI hereby grant Investor a security interest in any such Grants and the proceeds thereof. At the request of the Investor, the Company and CPI shall authorize and cause to be executed any and all documents which the Investor
shall require in order to evidence and perfect such security interest.   All
obligations of CPI under this Section 3.6 shall terminate upon completion of the Closing, but if the Closing does not occur, CPI's obligations hereunder shall continue until the Loan is paid in full.


                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND CPI

     The Company and CPI jointly and severally make the following representations and warranties to Investor as of the date hereof and at and as of the Closing.

     Section 4.1. CORPORATE EXISTENCE. The Company and CPI are corporations duly incorporated, validly existing and in good standing under Ohio law and each has full power and

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authority to conduct its business and own its properties as now conducted and owned. SCHEDULES 3.1(a) AND 3.1(b) contain true copies of the Articles of Incorporation and Regulations of each of the Company and CPI, with all amendments. Each of the Company and CPI are qualified as a foreign corporation to do business in all jurisdictions in which the nature of its properties and business requires such qualification and in which noncompliance with such qualification would materially affect its business.

     Section 4.2. POWER AND AUTHORITY. Each of the Company and CPI has full power and authority, and has taken all required corporate and other action necessary (including stockholder approval, if necessary) to permit it to own its properties to carry on its current business, to execute and deliver this Agreement and the License Agreement, to carry out the terms of this Agreement and all other documents, instruments, or transactions required by this Agreement, and none of such actions will violate any provision of its Regulations or Articles of Incorporation, or result in the breach of or constitute a default under any agreement or instrument to which the Company is a party or by which it is bound or result in the creation or imposition of any material lien, claim or encumbrance on any of its assets. The Company has taken all corporate action necessary to authorize the issuance and sale of the Common Shares as herein provided. This Agreement has been duly executed and delivered by each of the Company and CPI, and (assuming the due authorization, execution and delivery hereof by the Investor) constitutes the valid and binding obligation of the each of them enforceable against each of them in accordance with its terms.

     Section 4.3. ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no material liabilities (matured or unmatured, fixed or contingent) except those created by this Agreement or the License Agreement, and CPI has no material liabilities (matured or unmatured, fixed or contingent) which in any way encumber (or following notice or the passage of time, could encumber) the Technology or any rights of the Company or obligations of CPI under the License Agreement, including without limitation liabilities for taxes, assessments or other governmental charges.

     Section 4.4. SUBSIDIARIES. Other than the Company, CPI has no subsidiaries and owns no capital stock or other securities, or rights or obligations to acquire the same, of any other entity.

     Section 4.5. ABSENCE OF CERTAIN CHANGES. Since the date of its incorporation, except as contemplated by this Agreement there has not been:

          (a) any material adverse change in the condition (financial or otherwise), assets, liabilities, business or business prospects of the Company;

          (b) any damage, destruction or loss of any of the properties or assets of the Company (whether or not covered by insurance) materially adversely affecting its business or business prospects;

          (c) any material asset or property of the Company made subject to a lien of any kind, except for purchase money security interests;

          (d) any material liability or obligation of any nature whatsoever (contingent or otherwise) incurred by the Company, other than liabilities or obligations incurred in the ordinary course of business;

          (e) any issuance of any stock, bonds or other securities (including options, warrants or rights) of the Company or any agreements or commitments respecting the same; or

          (f) any sale, assignment or transfer of any material tangible or intangible assets of the Company except with respect to tangible assets in the ordinary course of business.

     Section 4.6. LITIGATION. There are no suits, proceedings or investigations pending or threatened against or affecting CPI or the Company or any officer of either which could have a material adverse effect on the business, assets, or financial condition of either CPI or the Company or the ability of any officer to participate in its affairs of the Company, or which concern the transactions contemplated by this Agreement.

     Section 4.7. OTHER RELATIONSHIPS. No officer of CPI or the Company has any interest (other than as a noncontrolling holder of securities of a publicly traded company), either directly or indirectly, in any entity, including without limitation, any corporation, partnership, joint venture, proprietorship, firm, person, licensee, business or association (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant, or otherwise) that presently (i) provides any services or designs, produces and/or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business in which CPI or the Company is now engaged or in which it proposes to engage; (ii) is a supplier of, customer of, creditor of, or has an existing contractual relationship with CPI or the Company; or (iii) has any direct or indirect interest in any asset or property used by CPI or the Company or any property, tangible or intangible, that is necessary or desirable for the conduct of the business of CPI or the Company.

     Section 4.8. LICENSES; COMPLIANCE WITH LAWS, OTHER AGREEMENTS, ETC. The Company and CPI have all franchises, permits, licenses, and other rights which they currently deem necessary for the conduct of their present and proposed businesses and know of no basis for the denial of such rights in the future. Neither the Company nor CPI is in violation of any order or decree of any court, or of the provisions of any contract or agreement to which it is a party or by which it may be bound, or of any law, order, or regulation of any governmental authority, and neither this Agreement nor the transactions contemplated hereby will result in any such violation.

     Section 4.9. INTELLECTUAL PROPERTY RIGHTS. SCHEDULE 4.9 is a true and complete list and summary description of all patents, trademarks, service marks, trade names, copyrights, and rights or licenses to use the same, and any and all applications therefor, relating to the Technology. Such patents, trademarks, service marks, trade names, copyrights and rights or licenses to use the same, and any and all applications therefor, as well as all trade secrets and similar proprietary information

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owned or held by the Company or CPI relating to the Technology (collectively, the "Intellectual Property") have been exclusively licensed to the Company as provided in the License Agreement, and except as disclosed in SCHEDULE 4.9, no person other than the Company or CPI has any right, title, interest or claim thereto, nor does any person have any lien or security interest therein, except the security interest of the Investor granted by this Agreement. Neither CPI nor the Company has received any formal or informal notice of infringement or other complaint that the Intellectual Property traverses or infringes rights under patents, trademarks, service marks, trade names, trade secrets, copyrights or licenses or any other proprietary rights of others, nor does CPI or the Company have any reason to believe that there has been any such infringement. No royalties or fees are or will be payable by the Company to any person by reason of the ownership or use by the Company of the Intellectual Property, except for the royalties payable to CPI as provided in the License Agreement.

Section 4.10. OWNERSHIP AND STATUS OF STOCK. The Company's authorized capital stock consists of 850 Common Shares, of which 5 Shares have been issued to CPI. The Company has no other shares of capital stock authorized, issued or outstanding, and there is no agreement or commitment of the Company for the issuance of any shares of capital stock, or options, warrants or other rights exercisable for or convertible into shares of capital stock, except as contemplated by this Agreement. All of the Common Shares held by CPI have been, and the Shares to be issued and sold to Investor hereunder will be, duly authorized, validly issued, fully paid and nonassessable, and were (or will be) issued in full compliance with applicable law. There is no agreement to which the Company or CPI is a party with respect to the sale or voting of any shares of capital stock of the Company, or restricting the transferability of any shares of capital stock, except for the sale of the Common Shares by CPI to the Investor pursuant to this Agreement.

     Section 4.11. DISCLOSURE. No written statement, information, certificate, document or other written material furnished to the Investor by CPI or the Company pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or herein not misleading, when all are taken together as a whole. Neither CPI nor the Company knows of any information or fact which has or would have a material adverse effect on the financial condition, business or business prospects of CPI or Company, or relating to the ownership, functionality, feasibility or marketability of the Technology which has not been disclosed to the Investor.

     Section 4.12. MINUTE BOOKS. The minute books of the Company contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

     Section 4.13. EMPLOYMENT CONTRACTS, ETC.; CERTAIN MATERIAL TRANSACTIONS. Except as contemplated by this Agreement, (i) the Company has no employees, and is not a party to any employment, consulting or deferred compensation agreements, (ii) the Company does not have any employee benefit or bonus, incentive or profit-sharing plans, (iii) the Company does not have any pension, retirement or similar plans or obligations, whether funded or unfunded, and (iv) there are no existing material arrangements or proposed material transactions between the Company and any officer or director or shareholder of the Company.

     Section 4.14. CONTRACTS AND COMMITMENTS, ETC. Except for this Agreement and the License Agreement, the Company is not a party to any written or oral (i) contract or commitment for the future lease or purchase of fixed assets, materials, supplies, or equipment, (ii) agreements, indentures or commitments relating to the borrowing of money or to the mortgaging, pledging or otherwise placing of a lien on any assets of the Company, (iii) guaranty of any obligation for borrowed money or otherwise,
(iv) lease or other agreement relating to the ownership or use of real or personal property, (iv) agreement or other commitment for capital
expenditures.   Except as contemplated by this Agreement, or as disclosed on
Schedule 4.14, CPI is not a party to any written or oral contract or commitment relating to the ownership, use, development, financing or licensing of the Technology. The Company has furnished to counsel for the Investor true and correct copies of all such agreements and other documents requested by the Investor or its authorized representatives.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

     Investor represents and warrants to the Company and CPI, as of the date hereof and at and as of the Closing that:

     Section 5.1. POWER AND AUTHORITY. Investor has full power and authority and has taken all required corporate and other action necessary to permit it to execute and deliver this Agreement, and all other documents or instruments required by this Agreement, and to carry out the terms of this Agreement and of all other documents, instruments or transactions required by this Agreement, and none of such actions will violate any provision of Investor's articles of incorporation or regulations, or result in the breach of or constitute a default under any agreement or instrument to which Investor is a party or by which it is bound, or result in the creation or imposition of any material lien, claim or encumbrance on any material asset. This Agreement has been duly executed and delivered by the Investor and (assuming due authorization, execution and delivery by the Company and CPI) constitutes the valid and binding obligation of the Investor enforceable against Investor in accordance with its terms.

     Section 5.2. PURCHASE FOR INVESTMENT. Investor is purchasing the Common Shares for investment, for its own account and not with a view to distribution thereof. Investor understands that the Common Shares must be held indefinitely unless they are registered under the Securities Act or an exemption from such registration becomes available. Investor represents that it is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

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


                                   ARTICLE VI
                        COVENANTS OF THE COMPANY AND CPI

     Section 6.1. DEVELOPMENT OF PROTOTYPE. The Company and CPI shall use their best efforts to complete the development and fabrication of one or more Prototypes for testing by an independent testing laboratory for suitability for incorporation into medical oxygen generation units to be fabricated by the Company. The Company and CPI shall use their best efforts to complete development and fabrication and to present the Prototype to Investor for testing by October 15, 1997. Investor shall thereupon submit the Prototype for acceptance testing. The nature, extent and duration of testing shall be entirely at the discretion of the Investor. If test results are not entirely satisfactory to the Investor, it may request that the Company and CPI make modifications to the Prototype and resubmit it for further testing. The Investor, CPI and the Company shall agree to a date by which such modifications shall be completed, and if the maximum amount of Advances have not yet been made under this Agreement, Investor shall make additional Advances to the Company hereunder to fund such modifications during such period, until the aggregate amount of Advances hereunder is $200,000.00

     Section 6.2. USE OF LOAN PROCEEDS. The Company shall use, and CPI shall cause the Company to use, the proceeds of the Loan to pay expenses of development, fabrication and testing of the Prototype, and no portion thereof shall be used for any other purpose without the written approval of Investor.

     Section 6.3. ACCOUNTS AND REPORTS. The Company and CPI shall furnish to Investor copies of the following certificates, filings and reports:

     (a) MONTHLY FINANCIAL STATEMENTS. As requested by Investor, copies of the Company's unaudited statements of income and cash flow and unaudited balance sheet as of the end of each month, which shall be prepared in accordance with generally accepted accounting principles consistently applied, shall fairly present the financial condition and results of operations of the Company for such period, and shall so be certified by the Company's principal financial officer.

     (b) EVENTS OF DEFAULT. Immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

     (c) OTHER INFORMATION. Such other information and data pertaining to the Company's business, financial and corporate affairs as is from time to time requested by the Investor. The Company and CPI will permit any person designated by the Investor in writing to visit and inspect any of the offices or facilities of the Company, including its books of account, and to discuss its affairs, finances, and accounts with

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

          the officers or directors of the Company and CPI, all at such reasonable times and as often as Investor may reasonably request.

     Section 6.4. COMPENSATION OF EXECUTIVE OFFICERS. No salary and other compensation, including without limitation bonuses and fringe benefits, shall be incurred by the Company or paid to any officer, employee, consultant or independent contractor without the prior written consent of Investor.

     Section 6.5.  NONCOMPETITION AND PROPRIETARY RIGHTS AGREEMENTS.

          (a) PROPRIETARY INFORMATION. The Company and CPI shall use their best efforts to (i) insure that no person employed by the Company will wrongfully employ any confidential information or documentation proprietary to any former employer, (ii) protect, by maintenance of secrecy to the extent appropriate, all technical and business information developed by or on behalf of and belonging to the Company, or which relates to the Technology, (iii) cause to be patented all technological information developed by and belonging to the Company or CPI relating to the Technology, which, in the opinion of the Investor and its counsel, is patentable and is best protected by patenting, and (iv) cause each person who becomes an employee of the Company or CPI and who shall have access to confidential or proprietary information relating to the Technology, or any other confidential or proprietary information of the Company, to execute an agreement relating to matters of noncompetition and nondisclosure and assignment, in a form reasonably acceptable to Investor.

          (b) LICENSES AND TRADEMARKS. The Company and CPI shall use their best efforts to maintain their ownership and possession of all patents, trademarks, service marks, trade names, copyrights and licenses relating to the Technology, including, without limitation, such of the same as are listed in
SCHEDULE 4.12 hereto, and shall use their best efforts in protecting their respective rights in the Technology under the License Agreement.

     Section 6.6 OBSERVER RIGHTS. The Company will permit an authorized representative of Investor, to attend all meetings of the Board of Directors of the Company, and shall, upon the written request of Investor, provide it with such notice of and other information with respect to such meetings as are delivered to the directors of the Company. Upon the written request of Investor, the Company shall notify it, within 10 days thereafter of the taking of any written action by the Board of Directors of the Company in lieu of a meeting thereof.

     Section 6.7. LIABILITY INSURANCE. The Company will maintain in full force and effect a policy or policies of standard comprehensive general liability insurance and in such amounts and coverages as agreed by the Company and the Investor.

     Section 6.8. TAXES AND ASSESSMENTS. CPI and the Company will pay and discharge before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against either of them, or any of their respective properties, and all other material liabilities at any time existing, except to the extent and so long as the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any material adverse effect upon the financial condition of CPI or the Company, or the loss of any right of redemption from any sale thereunder.

     Section 6.9. MAINTENANCE OF CORPORATE EXISTENCE. Each of CPI and the Company will preserve, renew and keep in full force and effect, its corporate existence, qualification in requisite jurisdictions and rights and privileges necessary or desirable in the normal conduct of its business.

     Section 6.10. GOVERNMENTAL CONSENTS. The Company will obtain and maintain all consents, approvals, licenses and permits required by federal, state, local and foreign law to carry on its business.

     Section 6.11.  FURTHER ASSURANCES.   The Company and CPI, at their expense,
will promptly execute and deliver promptly to Investor upon request all such other and further documents, agreements and instruments in compliance with or pursuant to their covenants and agreements herein, and will make any recordings, file any notices, and obtain any consents as may be necessary or appropriate in connection therewith.

     Section 6.12. NEGATIVE COVENANTS. Except as contemplated by this Agreement, without the prior written consent of the Investor, the Company hereby agrees that it will not, and CPI agrees that it will not permit the Company to:

          (a) authorize or issue shares of any class of capital stock, or any option, warrant or other right to purchase any capital stock or to convert any security into capital stock; or increase or decrease the number of directors constituting the Board of Directors of the Company;

          (b) make any amendment to the Company's Articles of Incorporation or Regulations;

          (d) merge or consolidate with any person or entity, or sell, lease or otherwise dispose of any of its assets , or liquidate, dissolve, recapitalize or reorganize;

          (e)  repurchase any of its Common Shares from CPI;

          (f) declare any dividend or distribution in respect of its Common Shares;

          (g)  amend, modify, cancel of terminate the License Agreement;

          (h) enter into any agreement, which by its terms would restrict the Company's performance of its obligations pursuant to this Agreement or the License Agreement;

          (i) enter into an agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of registration rights, preemptive rights, special voting rights or protection against dilution;

        (j) cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its property, whether now owned or hereafter acquired, to be subject to a lien or encumrance except liens incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws;

        (k) create or incur any indebtedness for borrowed money or advances (except for the Loan), including through the execution of capitalized lease agreements; or

        (l) make any loans or advances to any person, corporation or entity, or guarantee, indorse or otherwise become surety for or upon the obligations of others, except by indorsement of negotiable instruments for deposit or collection in the ordinary course of business.

     Section 6.13. WAIVER. Any violation of an affirmative or negative covenant of the Company or CPI may be waived prospectively or retrospectively in a given instance only in writing by a duly authorized officer of Investor.

     Section 6.14. TERMINATION OF COVENANTS. The covenants of CPI and the Company contained in this Article VI shall continue until the Closing, and shall terminate upon the completion of the Closing; provided, however that if the Investor does not timely elect to close the purchase of the Common Shares as provided in Section 7.1 below, the covenants of CPI and the Company contained in Sections 6.3 to 6.13 of this Article shall continue until such time as the Loan is repaid in full and all their obligations under
Article III hereof have been satisfied.


                                   ARTICLE VII
                       THE CLOSING AND CLOSING CONDITIONS

     Section 7.1. ELECTION OF INVESTOR TO CLOSE. At such time as the independent testing laboratory referenced in Section 6.1 verifies that a Prototype is capale of producing oxygen at a volume rate and purity level acceptable to Investor, Investor shall have thirty (30) days to notify CPI in writing of its election to proceed with the Closing of the purchase of the Common Shares as provided in this Agreement. If such written notice is not given prior to July 1, 1998, the rights of Investor to purchase the Common Shares shall terminate, but the rights and obligations of the parties under
Article III hereof shall continue until the Loan and all interest and other charges accrued thereon is paid in full.

     Section 7.2 THE CLOSING. The purchase and sale of the Common Shares shall take place at the Closing as specified in Section 2.1, to be held at the offices of Porter, Wright, Morris & Arthur,

41 South High Street, Columbus, Ohio (or such other place as agreed by the parties), within five (5) business days following the delivery of the written notice referenced in Section 7.1 above.

     Section 7.3. CONDITIONS OF CLOSING. The obligation of Investor to purchase the Common Shares at the Closing shall be subject to satisfaction of the following conditions at and as of the Closing:

        (a) The Company shall have duly issued and delivered certificates to the Investor for the number of Common Shares purchased by Investor as provided in Section 2.1.

        (b) There shall be provided to Investor the written opinion of Fry, Waller & McCann Co., L.P.A., counsel for the Company and CPI, to the effect that the Company is duly organized, validly existing and in good standing, that upon payment therefor as provided herein the Common Shares purchased by Investor will be duly authorized, validly issued, fully paid and non-assessible, and that all actions of CPI and the Company taken in connection therewith have been duly authorized by appropriate corporate action.

        (c) The Company shall have delivered to Investor a certificate of its chief executive officer, or alternatives therefor satisfactory to counsel for the Investor, dated the date of such Closing, to the effect that the representations and warranties of the Company are true at and as of such Closing as if made at and as of such Closing, and that each of the conditions in this Article VI has bee satisfied.

        (d) The representations and warranties of the Company and CPI contained in Article IV shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except to the extent that any such representations and warranties specifically apply to conditions existing at a particular date), and the Company and CPI shall have certified to such effect to Investor in writing.

        (e) The Company and CPI shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by them prior to or at each Closing Date.

        (f) All corporate and other proceedings to be taken by the Company and CPI in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Investor and its counsel, and the Investor and said counsel shall have recieved all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     Section 7.4 SUPPORTING DOCUMENTS. On or immediately prior to the Closing Date the Investor and its counsel shall have received copies of the following supporting documents:

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

        (a) copies of the Articles of Incorporation of the Company, and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Ohio.

        (b) a certificate of said Secretary of State dated as of a recent date as to the due incorporation and good standind of the Company.

        (c) a certificate of the President of the Company, dated the Closing Date and certifying: (1) that attached thereto is a true and complete copy of the Regulations of the Company as in effect on the date of such certification; (2) that the Articles of Incorporation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (b).

        (d) a certificate of the Secretary of CPI dated the Closing Date and certifying that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of CPI authorizing the execution, delivery and performance of this Agreement, sale, and delivery of the Common Shares, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement.

        (e) such additional supporting documents and other information with respect to the operations and affairs of the Company as Investor or its counsel may reasonably request.

     Section 7.5 REASONABLE SATISFACTION OF INVESTOR. All instruments applicable to the issuance and sale of the Common Shares and all proceedings taken in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to the Investor.


                                  ARTICLE VIII
                                EVENTS OF DEFAULT

     Section 8.1. NATURE OF EVENTS. An "Event of Default" with respect to the Loan shall exist if any of the following occurs and is continuing:

        (a) the Company fails to make any payment of principal on the Note on or before the date such payment is due;

        (b) the Company fails to make any payment of interest on the Note on or before five days after the date such payment is due;

        (c) the Company or CPI fails to perform or observe any covenant contained in Article VI of this Agreement, or in the Note;

        (d) the Company or CPI fails to comply with any other provision of this Agreement, and such failure continues for more than 30 days after such failure shall first become known to any officer of the Company;

        (e) any warranty, representation or other statement by or on behalf of the Company or CPI contained in this Agreement or in any instrument furnished in compliance with or in any instrument furnished in compliance with or in reference to this Agreement is false or misleading in any material respect;

        (f) the Company or CPI becomes insolvent or bankrupt, or makes an assignment for the benefit of creditors, or consents to the appointment of a trustee, receiver or liquidator;

        (g) bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings are instituted by or against the Company or CPI; or

        (h) a final judgment or judgments, from which no further right of appeal exists, for the payment of money aggregating in excess of $50,000 is or are outstanding against the Company or CPI and any one of such judgments has been outstanding for more than 30 days from the date of its entry and has not been discharged in full or stayed.

     Section 8.2 DEFAULT REMEDIES. If an Event of Default exists, the Investor may immediately exercise any right, power or remedy permitted to Investor by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal and all interest accrued on the Note to be forthwith due and payable without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company and CPI.


                                   ARTICLE IX
                                 MISCELLANEOUS

     Section 9.1. EXPENSES. The Company, CPI and the Investor will each bear its own expenses, including legal fees, in connection with the negotiation and preparation of this Agreement, and the Closing of the transactions contemplated hereby. Investor will bear any costs of incorporating the Company.

     Section 9.2. REMEDIES CUMULATIVE. Except as herein provided, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

     Section 9.3. ACTION FOR BREACH. In the event of any action by either party alleging a breach of this Agreement or of any of the other agereements referenced herein, the prevailing party shall be entitled to recover its costs of litigation, including reasonable attorneys's fees.

     Section 9.4. BROKERAGE. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commission relative to this Agreement or to the transaction contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

     Section 9.5. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Section 9.6. PARTIES IN INTEREST. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective legalrepresentatives, successors and assigns of the parties hereto whether so expressed or not.

     Section 9.7. NOTICES. Notices required under this Agreement shall be deemed to have been adequately given if delivered in person or sent by certified mail, return receipt requested, to the recipient at its address set forth below, or such other address as such party may from time to time designate in writing.

        (a)   If to Investor:

              NetMed, Inc.
              425 Metro Place North
              Suite 140
              Dublin, Ohio 43017
              Attn: David J. Richards, President

              with a copy to:

              William J. Kelly, Jr.
              Porter, Wright, Morris & Arthur
              41 South High Street, Suite 2900
              Columbus, Ohio 43215

        (b)   If to the Company or CPI:

              CeramPhysics, Inc.
              921 Eastwind Avenue, Suite 110
              Westerville, Ohio 43081
              Attn: William N. Lawless, President

              with a copy to:

              Carl B. Fry
              Fry, Waller & McCann Co., L.P.A.
              35 East Livingston Avenue
              Columbus, Ohio 43215


     Section 9.8. NO WAIVER. No failure to exercise and no delay in exercising any right, power or privilege granted under this Agreement shall operate as a waiver of such right, power or privilege. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

     Section 9.9. INTEGRATION. This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof. No waiver, alteration, modification, or cancellation of any of the provisions of this Agreement shall be binding unless made in writing and signed by an authorized officer of the party to be so bound.

     Section 9.10. SURVIVAL OF AGREEMENTS, ETC. All agreements, representations and warranties contained in this Agreement or made in writing by or on behalf of the Company and CPI or the Investor in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, the Closing, and any investigation at any time made by or on behalf of the Investor.

     Section 9.11. CONSTRUCTION. This Agreement shall be governed y and construed in accordance with the procedural and substantive laws of the State of Ohio without regard for its conflicts-of-laws rules. Each of the parties agrees that it may be served with process in the State of Ohio in any action in the state or federal courts of such State for breach of this Agreement.

     Section 9.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one agreeement.

     Section 9.13. ASSIGNMENT: NO THIRD-PARTY BENEFICIARIES. This Agreement and the rights hereunder shall not be assignable or transferable by the Investor, CPI or the Company except that Investor may assign or transfer its rights hereunder to any affiliate of Investor. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Except as provided in this Section, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder. As used in this Agreement, an "affiliate" of a person shall be defined as a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   COMPANY:

                                   CERAM OXYGEN TECHNOLOGIES, INC.


                                   By:  /s/ William N. Lawless
                                      ---------------------------------
                                             William N. Lawless, President


                                   CPI:


                                   CERAMPHYSICS,INC.


                                   By:  /s/ William N. Lawless
                                      ---------------------------------
                                             William N. Lawless, President


                                   INVESTOR:

                                   NETMED,INC.


                                   By:    /s/ David J. Richards
                                      ---------------------------------
                                            David J. Richards, President








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